Exhibit 23.1








                 Consent of Independent Auditors



The Board of Directors of
Union Carbide Corporation



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Union Carbide Corporation of our reports on Union Carbide Corporation included and incorporated by reference in the Annual Report on Form 10-K of Union Carbide Corporation for the year ended December 31, 1994. Our reports refer to changes in accounting principles as described in Note 1 to the consolidated financial statements.






                                   KPMG PEAT MARWICK LLP



Stamford, Connecticut
April 26, 1995















                                  10